UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

April 15, 2010

Date of Report

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

             Colorado                                                  33-19107                                   38-2780733

       (State or other jurisdiction of                  (Commission                            (I.R.S. Employer

        incorporation or  organization)                 file number)                  Identification Number)

3509 Auburn Rd.

Auburn Hills, MI 48326

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 844-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item: 8.01. Other Events.

-Late filing of the 2009 Annual Report on Form 10-K.

 The Company is not able to file the 2009 annual report on Form 10-K within the extended deadline which expires today.  This report will be filed as soon as the audit for fiscal 2009 is finalized.  The Company has encountered financial constraints which have caused the delays in the preparation and filing of this report.  Due to cash shortages, the Company was not able to pay the independent accountants on a timely basis and therefore, the audit did not commence until the end of March.  We are working diligently with our independent accountants to finalize the audit for fiscal 2009 and the filing of the report on Form 10-K for 2009 as soon as possible.

In addition, as disclosed in the previous reports on Form 8-K, we are diligently working on the amendments to the financial report on Forms 10-K for fiscal 2008, and the reports on Form 10-Q for the periods ended September 30, 2008; March 31, 2009; June 30, 2009 and September 30, 2009. We anticipate filing these amendments as soon as they are completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 2010

                                                                                      LBO CAPITAL CORP.

By  \s\  Thomas W. Itin

Thomas W. Itin,

                                                                                    President & CEO